Exhibit 10.5

                          BUSINESS CONSULTING AGREEMENT


This Agreement (the "Agreement") is dated June 20, 2001 and is entered into by and between REMEDENT USA, INC.(hereinafter "REMM" or "CLIENT") and WINDSOR PARTNERS, INC. (hereinafter "WPI").

1. Conditions. This Agreement will not take effect, and WPI will have no obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to WPI (either by mail or facsimile copy). In addition, CLIENT shall be truthful with WPI in regard to any relevant or material information provided by CLIENT, verbally or otherwise which refers, relates, or otherwise pertains to the CLIENT's business, this Agreement or any other relevant transaction. Breach of either of these conditions shall be considered a material breach and will automatically grant WPI the right to terminate this Agreement and all moneys, and other forms of compensation, paid or owing as of the date of termination by WPI shall be forfeited without further notice.

                  Upon execution of this Agreement, CLIENT agrees to fully cooperate with WPI in carrying out the purposes of this Agreement, keep WPI informed of any developments of importance pertaining to CLIENT's business and abide by this Agreement in its entirety.

2. Scope and Duties. During the term of this Agreement, WPI will perform the following services for CLIENT:

     2.1 Advice and Counsel. WPI will provide advice and counsel regarding CLIENT's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as expressed by CLIENT.

     2.2 Mergers and Acquisitions. WPI will provide assistance to CLIENT, as mutually agreed, in identifying merger and / or acquisition candidates, assisting in any due diligence process, recommending transaction terms and providing advice and assistance during negotiations, as needed.

     2.3 CLIENT and/or CLIENT's Affiliate Transaction Due Diligence. WPI will participate and assist CLIENT in the due diligence process, where possible, on all proposed financial transactions affecting CLIENT of which WPI is notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

     2.4 Ancillary Document Services. If necessary, WPI will assist and cooperate with CLIENT in the development, editing and production of such documents as are reasonably necessary to assist in any transaction covered by this Agreement. However, this Agreement will not include the preparation or procuring of legal documents or those documents normally prepared by an attorney.

     2.5 Additional Duties. CLIENT and WPI shall mutually agree, in writing, for any additional duties that WPI may provide to CLIENT for compensation paid or payable by CLIENT under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

     2.6 Standard of Performance. WPI shall devote such time and efforts to the affairs of the CLIENT as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of WPI provided for herein which requires CLIENT to provide certain information to assist WPI in completion of the work shall be excused (without effect upon any obligation of CLIENT) until such time as CLIENT has fully provided all information and cooperation necessary for WPI to complete the work. The services of WPI shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant, or other licensed professional. WPI cannot guarantee results on behalf of CLIENT, but shall use commercially reasonable efforts in providing the services listed above. If an interest is communicated to WPI regarding satisfying all or part of CLIENT's business and corporate strategic planning needs, WPI shall notify CLIENT and advise it as to the source of such interest and any terms and conditions of such interest.

     2.7 Non-Guarantee. WPI MAKES NO GUARANTEE THAT WPI WILL BE ABLE TO SUCCESSFULLY LOCATE A MERGER OR ACQUISITION TARGET AND IN TURN CONSUMMATE A MERGER OR ACQUISITION TRANSACTION FOR CLIENT, OR TO SUCCESSFULLY COMPLETE SUCH A TRANSACTION WITHIN CLIENT'S DESIRED TIME FRAME. NEITHER ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOR THE PAYMENT OF DEPOSITS TO WPI BY CLIENT PURSUANT TO FEE AGREEMENTS FOR SERVICES NOT CONTEMPLATED HEREIN SHALL BE CONSTRUED AS ANY SUCH GUARANTEE. ANY COMMENTS MADE REGARDING POTENTIAL TIME FRAMES OR
          ANYTHING THAT PERTAINS TO THE OUTCOME OF CLIENT'S NEEDS ARE EXPRESSIONS OF OPINION ONLY, AND FOR PURPOSES OF THIS AGREEMENT ARE SPECIFICALLY DISAVOWED.

3.   Compensation to WPI. COMPENSATION TO WPI.

         3.1 Issuance of Shares for Entering into Agreement. As consideration for WPI entering into this Agreement, Client agrees to cause 300,000 shares of its common stock, par value $.001 per share, to be issued in amounts of 150,000 shares to Richard Walker and 150,000 shares to Scott Absher , affiliates of WPI. When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration. The registration and issuance of said shares shall take place by no later than 15 days following the execution and delivery of this Agreement, and all costs in connection therewith shall be borne by Client.
         NOTE: WPI SHALL HAVE NO OBLIGATION TO PERFORM ANY DUTIES PROVIDED FOR HEREIN IF PAYMENT [CASH AND/OR STOCK] IS NOT RECEIVED BY WPI WITHIN 15 DAYS OF MUTUAL EXECUTION OF THIS AGREEMENT BY THE PARTIES. IN ADDITION, WPI'S OBLIGATIONS UNDER THIS AGREEMENT SHALL BE SUSPENDED IF ANY PAYMENT OWING HEREUNDER IS MORE THAN FIFTEEN (15) DAYS DELINQUENT. FURTHERMORE, THE RECEIPT OF ANY FEES DUE TO WPI UPON EXECUTION OF THIS AGREEMENT ARE NOT CONTINGENT UPON ANY PRIOR PERFORMANCE OF ANY DUTIES WHATSOEVER DESCRIBED WITHIN THIS AGREEMENT.

         3.2 Fees for Merger/Acquisition. In the event that WPI, assists CLIENT and / or introduces CLIENT (or a CLIENT affiliate) to any third party, merger partner(s) or joint venture(s) who then enters into a merger, joint venture or similar agreement with CLIENT or CLIENT's affiliate, CLIENT hereby agrees to pay WPI advisory fees pursuant to the following schedule which are based on the aggregate amount of such merger, joint venture or similar agreement with CLIENT or CLIENT's affiliate. Advisory fees are deemed earned and shall be due and payable at the first close of the transaction, however, in certain circumstances when payment of advisory fees at closing is not possible, within 24 hours after CLIENT has received the proceeds of such business combination. This provision shall survive this Agreement for a period of one year after termination or expiration of this Agreement. In other words, the advisory fee shall be deemed earned and due and payable for any merger, joint venture or similar transaction which first closes within a year of the termination or expiration of this Agreement as a result of an introduction as set forth above.
         Merger/Acquisition Advisory Fees Schedule. For a merger/acquisition entered into by CLIENT as a result of the efforts of, or an introduction by WPI during the term of this Agreement, Client shall pay WPI Merger/Acquisition Advisory Fees as follows:

-- For the first merger and/or acquisition of approximate annual revenue equal to or exceeding $ 35 million, 2,200,000 shares of its common stock, 950,000 of which shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration. The remaining 1,250,000 shares shall be restricted subject to Rule 144.
-- When the annual revenue run rate for the aggregate of all businesses WPI has assisted CLIENT and/or introduced CLIENT (or a CLIENT affiliate) to any third party, merger partner(s) or joint venture(s) who then entered into a merger, joint venture or similar agreement with CLIENT or CLIENT's affiliate, reaches fifty-five million ($55,000,000), 750,000 shares of its common stock, 375,000 of which shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration. The remaining 375,000 shares shall be restricted subject to Rule 144.
-- Thereafter, for a merger/acquisition entered into by CLIENT as a result of the efforts of, or an introduction by WPI during the term of this Agreement, Client shall pay WPI, eight (8) percent of the total value of the transaction. For a merger/acquisition entered into by CLIENT as a result of the efforts of WPI and the introduction by CLIENT during the term of this Agreement, Client shall pay WPI, five (5) percent of the total value of the transaction. Such percentage(s) shall be paid to WPI in the same ratio of cash and / or stock as the transaction.

     3.3 Expenses. After initial acquisition, CLIENT shall reimburse WPI for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that WPI must receive prior written approval from CLIENT for any expenses over $ 500. Such reimbursement shall be payable within 7 seven days after CLIENT's receipt of WPI invoice for same.

     3.4 Additional Fees. CLIENT and WPI shall mutually agree upon any additional fees that CLIENT may pay in the future for services rendered by WPI under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

4. Indemnification. The CLIENT agrees to indemnify and hold harmless WPI, each of its officers, directors, employees, agents, and shareholders against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by CLIENT or any of its agents, employees, or other representatives. WPI agrees to indemnify and hold harmless the CLIENT, each of its officers, directors, employees, agents, and shareholders against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by WPI or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

5.   Confidentiality.

     5.1 WPI and CLIENT each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. WPI and CLIENT shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through WPI and CLIENT respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

     5.2 WPI will not, either during its engagement by the CLIENT pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the CLIENT or any of its affiliates in any way acquired or used by WPI during its engagement by the CLIENT. Confidential information, knowledge or data of the CLIENT and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by WPI or its representatives.

6.   Miscellaneous Provisions.


     6.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of WPI and CLIENT.

     6.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

     6.3 Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. CLIENT and WPI agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be Orange County, California.

     6.4 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

     6.5 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

     6.6 Counterparts. This Agreement may be executed in several counterparts and it shall not be necessary for each party to execute each of such counterparts, but when all of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms.

     6.7 Facsimile Signatures. The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals. The parties further agree that within ten days following the execution of this Agreement, they shall exchange original signature pages.

7. Arbitration. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN CLIENT, WPI OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT:

A.   ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

E. THIS ARBITRATION PROVISION IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY;

F. EACH PARTY HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO THE AMERICAN ARBITRATION ASSOCIATION, IN ORANGE COUNTY, CALIFORNIA WITHIN FIVE
     (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM THE OTHER PARTY;

G. IF EITHER PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO;

H. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN ORANGE COUNTY, CALIFORNIA;

I. IF EITHER PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN ORANGE COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN;

J. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY;

K. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

8.   Term/Termination.   This   Agreement  is  an  agreement  for  the  term  of
     approximately twenty-four (24) months ending June 30, 2003.

9. Non Circumvention. In and for valuable consideration, CLIENT hereby agrees that WPI may introduce (whether by written, oral, data, or other form of communication) CLIENT to one or more opportunities, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an "Opportunity" or ""Opportunities""). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity
     (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of WPI, and shall be treated as confidential and proprietary information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns.
     CLIENT shall not use such information, except in the context of any arrangement with WPI in which WPI is directly and actively involved, and never without WPI's prior written approval. CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though WPI, without the prior written approval of WPI. WPI is relying on CLIENT's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without CLIENT's signed assent to these terms, WPI would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

REMEDENT USA, INC. (REMM)


Print Name:       Rebecca Inzunza/Hegemann

Sign Name:    /s/ Rebecca Inzunza/Hegemann

Title:            CEO
      -----------------------------------------------

Date:             June 28, 2001
     ------------------------------------------------
Address: 1220 Birch Way
        ----------------------------
                  Escondido, CA 92007


WINDSOR PARTNERS, INC. ( WPI)

Print Name:                Richard H. Walker

Sign Name:    /s/ Richard H. Walker
          ----------------------------------

Title:            President
      -----------------------------------------------

Date:             June 28, 2001
     ------------------------------------------------
Address: 28202 Cabot Road, Suite 300
        ------------------------------------
                  Laguna Niguel, CA 92677